UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PHOTOMEDEX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 14, 2015

Dear Stockholders:

On October 29, 2015, PhotoMedex, Inc. shall have its annual meeting of stockholders. On behalf of the Board of Directors and the staff and management of the Company, permit me to thank our stockholders for your support during this time.

We ask that you elect the six nominees for Board of Directors -- five incumbents and a new nominee -- for another year of service on behalf of the Company. Your vote is indeed important. Please take a moment to determine the best way to vote your shares, and then – it only takes a moment – please do so.

We look forward to the balance of 2015 and then 2016 for the opportunities they present to the Company.

Yours very truly,

_____________________________

Dolev Rafaeli

Chief Executive Officer

100 Lakeside Drive, Suite 100

Horsham, PA 19044

www.photomedex.com

_________

Notice of Annual Meeting of Stockholders

_________

Time:	9:00 a.m. (Eastern Time) on October 29, 2015

Place:	At the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, NY 10036-8299

Purpose:	To consider and vote on the following proposals:

•

To elect six (6) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” to serve until the next annual meeting of the PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

•

To amend our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation;

•	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the year to be ended December 31, 2015; and

•	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

This proxy statement contains further information with respect to the business to be transacted at the PhotoMedex annual meeting. PhotoMedex will transact no other business at the annual meeting except such business as may properly be brought before the annual meeting or any adjournments or postponements thereof. Please refer to the proxy statement of which this notice forms a part for further information with respect to the business to be transacted at the annual meeting.

Board of Directors’ Recommendation:

The PhotoMedex Board of Directors unanimously recommends that the PhotoMedex stockholders vote “FOR” the election of the six (6) director nominees; vote “FOR” an amendment to our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation; vote “FOR” the ratification of the appointment of Grant Thornton Israel as our independent registered public accounting firm for the year to be ended December 31, 2015; and vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Record Date:

Only stockholders of record of PhotoMedex common stock as of the close of business on September 11, 2015, the record date, are entitled to receive notice of the annual meeting and to vote at the PhotoMedex annual meeting or any adjournments or postponements thereof. As of the record date there were 22,079,433 shares of PhotoMedex common stock outstanding. Each share of PhotoMedex common stock is entitled to one vote on each matter properly brought before the annual meeting.

Vote Required for Approval:

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual/special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the applicable annual meeting, or you may authorize the individuals named on your proxy card to vote your shares. To grant this authority, you may call the toll–free telephone number or use the Internet as described in the instructions included with your proxy card.

On September 11, 2015 the closing sales price of PhotoMedex’s common stock, which trades on the NASDAQ Global Market (“NASDAQ”) under the symbol “PHMD,” was $0.89 per share. You should obtain current market quotations for PhotoMedex common stock.

PhotoMedex, Inc.
By order of the Board of Directors, /s/ Dolev Rafaeli
September 14, 2015 Horsham, PA	Dr. Dolev Rafaeli Chief Executive Officer

This proxy statement is dated September 14, 2015 and, together with the accompanying proxy card, is first being mailed to PhotoMedex stockholders on or about September 25, 2015.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE, OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time before the annual meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished to you by the record holder.

The accompanying proxy statement provides a detailed description of the proposals for the annual meeting. We urge you to read the accompanying proxy statement carefully and in its entirety.

QUESTIONS AND ANSWERS ABOUT THE MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the annual meeting. These questions and answers may not address all questions that may be important to you as a PhotoMedex stockholder. To better understand these matters, you should carefully read this entire proxy statement. All references in this proxy statement to “PhotoMedex” refer to PhotoMedex, Inc., a Nevada corporation.

Q: What proposals are PhotoMedex stockholders being asked to consider?

A: PhotoMedex stockholders are being asked to:

•

To elect six (6) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” to serve until the next annual meeting of the PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

•

To amend our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation;

•	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the year to be ended December 31, 2015; and

•	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

Q: What are the recommendations of the PhotoMedex board of directors?

A: The board of directors has approved the four proposals.

THE PHOTOMEDEX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PHOTOMEDEX STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SIX (6) DIRECTOR NOMINEES; VOTE “FOR” AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE SHARES OF OUR COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-5 AND TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO IMPLEMENT SUCH REVERSE STOCK SPLIT AT AN EXCHANGE RATIO WITHIN THIS RANGE AND TO DO SO AT ANY TIME PRIOR TO OUR 2016 ANNUAL MEETING OF STOCKHOLDERS BY FILING AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION; VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FAHN KANNE & CO. GRANT THORNTON ISRAEL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR TO BE ENDED DECEMBER 31, 2015; AND VOTE “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE ANNUAL MEETING FOR ANY PURPOSE, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO APPROVE THE PROPOSALS MENTIONED ABOVE.

Q: When and where will the annual and special meetings be held?

A: The annual meeting of PhotoMedex stockholders will be held at the offices of Proskauer Rose LLP, Eleven Times Square, New York, NY 10036-8299, on October 29, 2015 at 9:00 a.m., Eastern time.

Q: Who is entitled to vote at the annual/special meetings?

A: The record date for the PhotoMedex annual meeting is September 11, 2015. Only holders of shares of PhotoMedex common stock as of the close of business on the record date are entitled to notice of, and to vote at, the PhotoMedex annual meeting or any adjournment or postponement thereof. As of the record date there were 22,079,433 shares of PhotoMedex common stock outstanding.

Q: What constitutes a quorum for the annual meeting?

A: At the PhotoMedex annual meeting, a quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer to in this proxy statement as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Q: What vote of PhotoMedex stockholders is required to approve the PhotoMedex proposals?

A: Proposal to Elect Directors: If a quorum is present, the election of directors requires the affirmative vote of a plurality of votes of the shares cast at the election.

Proposal to Authorize a Reverse Stock Split: If a quorum is present, the authorization for a reverse stock split requires the affirmative vote of a majority of the issued and outstanding shares of our common stock..

Proposal to Ratify Appointment of Grant Thornton Israel: If a quorum is present, the ratification of the appointment of Grant Thornton Israel requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the PhotoMedex Annual Meeting: If a quorum is present, the annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Q: How do PhotoMedex stockholders vote?

A: PhotoMedex stockholders have four voting options. You may vote using one of the following methods:

•	Internet. You can vote over the Internet by accessing the website at www.proxyvote.com, and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•	Telephone. If you hold shares directly in your own name and are the holder of record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

•	In Person. You may come to the PhotoMedex annual meeting and cast your vote there. The PhotoMedex board of directors recommends that you vote by proxy even if you plan to attend the PhotoMedex annual meeting. If your shares of PhotoMedex common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in “street name”, and you wish to vote in person at the PhotoMedex annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the PhotoMedex annual meeting.

Q: What happens if I sell my shares of PhotoMedex common stock before the PhotoMedex annual meeting?

A: The record date of the PhotoMedex annual meeting, which we refer to in this proxy statement as the “PhotoMedex record date,” is earlier than the date of the PhotoMedex annual meeting. If you transfer your shares after the PhotoMedex record date but before the PhotoMedex annual meeting, you will retain your right to vote at the PhotoMedex annual meeting unless other arrangements are made to transfer your voting rights.

Q: May I change my vote after I have delivered my proxy or voting instruction card?

A: Yes. You may change your vote at any time before your proxy is voted at your annual meeting. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary of PhotoMedex, dated as of a later date than the date of the proxy and received prior to the PhotoMedex annual meeting;

•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the PhotoMedex annual meeting;

•	by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending the annual meeting, and voting in person.

Your attendance alone will not revoke any proxy.

If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q: Whom should I call if I have questions about the proxy materials or voting procedures?

A: If you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you may contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by mail at P.O. Box 1342, Brentwood, NY 11717, or by telephone toll-free at (800) 733-1121. If your shares are held in a stock brokerage account or by a bank or other nominee, you should contact your broker, bank, or other nominee for additional information.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible so that your shares will be represented at the annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

THE PHOTOMEDEX ANNUAL MEETING

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by PhotoMedex’s board of directors of proxies to be voted at the PhotoMedex annual meeting, which is to be held on October 29, 2015, beginning at 9:00 a.m., Eastern Time, at the offices of Proskauer Rose LLP, located at Eleven Times Square, New York, NY 10036-8299. On or about September 25, 2015, PhotoMedex will have commenced mailing this proxy statement and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the PhotoMedex Annual Meeting

At the PhotoMedex annual meeting, PhotoMedex stockholders will be asked to consider and vote on proposals to:

•

To elect six (6) director nominees to the PhotoMedex board of directors as specified in “The PhotoMedex Annual Meeting—Proposal to Elect Directors” to serve until the next annual meeting of the PhotoMedex stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

•

To consider and vote upon an amendment to our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation;

•	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the year to be ended December 31, 2015; and

•	To approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described above.

Proposal Related to Reverse Stock Split

We are seeking stockholder approval of Proposal No.  2 (Reverse Stock Split). The approval of this proposal will impact the number of authorized but unissued shares of our common stock. In the event that we receive stockholder approval of Proposal No. 2 (Reverse Stock Split), our Board of Directors intends to file an amendment to our Certificate of Incorporation, the effect of which will be to reduce the number of our issued and outstanding shares of common stock by the exchange ratio selected by our Board of Directors within the range approved by our stockholders.

Proposal No. 1 - Election of Directors

These six (6) director nominees, if elected at the annual meeting, will hold office until the next annual meeting or until their successors are qualified, subject to their prior death, resignation or removal. There are no family relationships among any of our directors and executive officers. In the absence of instructions to the contrary, shares of common stock represented by properly executed proxies will be voted for the six (6) nominees listed herein below, all of whom are recommended by our board of directors and who have consented to be named and to serve if elected.

In the event that any nominee recommended by the Nominations and Corporate Governance Committee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our board of directors knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the record date, and is based in part on information furnished by the nominees and in part from our records.

The affirmative vote of a plurality of votes of the shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to elect the directors nominated above. That means the six (6) nominees will be elected if they receive more affirmative votes than any other nominees.

The slate of nominees to the PhotoMedex board of directors is favored by PhotoMedex’s board of directors. The present board believes that the slate reflects a broad range of experience with regard to financial, investment and regulatory matters and to the various product lines and interests of the Company. Finally, the present board believes that the slate of directors contains individuals who will be able to assist in the further development of the Company and its product offerings.

The PhotoMedex board of directors unanimously recommends a vote FOR each director nominee listed below:

Lewis C. Pell

Dr. Yoav Ben-Dror

Dr. Dolev Rafaeli

Dennis M. McGrath

Stephen P. Connelly

Dr. Dan Amiram

Directors, Executive Officers and Corporate Governance

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers. Members of our Board of Directors are encouraged to attend meetings of the Board of Directors and the Annual Meeting of Stockholders. The Board of Directors held twelve meetings and executed six unanimous written consents in lieu of a meeting in 2014.

Dr. Trevor S. Harris and Mr. James W. Sight have notified the Company that they intend to resign from the Board effective October 29, 2015. The Nominations Committee has proposed Dr. Dan Amiram as a qualified nominee to replace Dr. Harris; Dr. Amiram has not previously provided services to the Company in any capacity. The Board has not yet conducted a search for a qualified nominee to replace Mr. Sight, and therefore the board is only standing six candidates for election, until a nominee for Mr. Sight’s position is identified.

The following sets forth certain biographical information concerning our current directors, director nominee and our executive officers.

Name	Position	Age
Lewis C. Pell	Non-Executive Chairman of the Board of Directors	71
Yoav Ben-Dror	Non-Executive Vice Chairman of the Board of Directors	62
Dolev Rafaeli	Chief Executive Officer and Director	51
Dennis M. McGrath	President, Chief Financial Officer and Director	58

Stephen P. Connelly	Director	64

Daniel Amiram		38

Dr. Trevor S. Harris and Mr. James W. Sight are retiring from the Board effective October 29, 2015; any information relating to them is included in this proxy for historical comparison only and as a reference component of the overall compensation awarded to the Company’s board for its services. .

Directors and Executive Officers

Lewis C. Pell was appointed to our Board of Directors and was unanimously elected to serve as Non-Executive Chairman of the Board on December 12, 2011. Mr. Pell was a member of Radiancy’s Board since 1998. Mr. Pell has founded over a dozen successful medical technology companies during the past three decades. In 1979, he founded Pentax Precision Instruments, which was sold to Asahi Optical Co. in 1990. In 1983, he founded American Endoscopy Inc., which was sold to C.R. Bard, Inc. (BCR-NYSE) in 1986. In 1984, he founded Versaflex Inc., which was sold to Medtronic in 1988. In 1989, he founded Heart Technology Corp., which went public in the U.S. in 1992 and was sold to Boston Scientific Corp. (BSX-NYSE) in 1995. In 1991, he founded InStent Inc., which became a public company in 1995 and was sold to Medtronic in 1996. In 1994, he founded Influence Inc., which was sold to American Medical Systems Inc. in 1999. Working with Dr. Shlomo Ben-Haim, Mr. Pell founded Biosense Inc. in 1994, which was sold to Johnson & Johnson in 1997. He is currently chairman and an investor for a number of private medical device companies. In 1992, he founded and remains the chairman of Vision-Sciences, Inc. (VSCI-NASDAQ). Mr. Pell has a B.S. in political science from Brooklyn College and over 20 years of experience in the medical technology industry. Mr. Pell was selected to serve on the Company’s board because of his over thirty-years’ experience in leadership roles in the medical device industry.

     Yoav Ben-Dror was appointed to our Board of Directors and was elected to serve as Non-Executive Vice Chairman on December 12, 2011. Dr. Ben-Dror was the chairman of Radiancy’s Board since 2006. He is an entrepreneur with more than 30 years of experience in technology, medical devices and financial innovations. He currently serves on the Board of Dagon Batey-Mamguroth Le-Israel Ltd (silo houses), Final Inc. (high-frequency financial algorithm technology), Fitango Inc. (social network), Neurotech Solutions Ltd. (human cognition and behavior with an emphasis on attention deficit/hyperactivity disorder (ADHD)), Travelsys4u Ltd. (a personal mobility system for senior citizens), and Impact First Investments Ltd. (investment management firm that specializes in social investing). He is a director at Keren Shemesh Foundation for the Encouragement of Young Entrepreneurs (in association with YBI (Youth Business International), a foundation assisting young entrepreneurs in transforming an idea into a successful sustainable small business), a director at Hatnuah Hezrachit Hachadasha Ltd. (social activity), and a trustee at the Hecht-Zilzer Trust (charity). Dr. Ben Dror previously served on the Board of Cellcom Israel Ltd. (CEL-NYSE), Dubek Ltd. (tobacco), Magic Box Ltd. (financial algorithm technology) and Holon Institute of Technology (H.I.T.), and was a member of the Board of Trustees of the Holon Institute of Technology (H.I.T.). He was also involved with InStent Inc., Influence Medical Technologies Ltd. and Disc-O-Tech Medical Technologies Ltd. Dr. Ben Dror is a member of the Israel Bar and holds a Doctor of the Science of Jurisprudence (J.S.D.) from the School of Law (Boalt Hall), University of California, Berkeley. Dr. Ben-Dror was selected to serve on the Company’s board because of his extensive background in business and financial entrepreneurship.

Dolev Rafaeli was appointed as our Chief Executive Officer and director in December 2011. Dr. Rafaeli joined Radiancy in February 2006 as president and CEO. He has over 23 years of experience managing international operations. Prior to joining Radiancy, Dr. Rafaeli served from 2004 to 2006 as president and CEO of the USR Group, a consumer electronics products manufacturer, managing operations in Israel, China, Hong Kong and the U.S. Between 2000 and 2004, Dr. Rafaeli founded and served as general manager of Orbotech Ltd. (ORBK-NASDAQ), an automated optical inspection capital equipment manufacturer for the electronics industry in China and Hong Kong, where he was instrumental in building these operations into a $100 million a year business. Between 1997 and 2000, Dr. Rafaeli served as CEO of USR Ltd., a global electronics contract manufacturing company providing design, supply chain and manufacturing services to dozens of clients in the communications, consumer and medical device fields. USR Ltd. employed approximately 1,000 individuals. Dr. Rafaeli previously served as director of operations and manager of the Arad manufacturing facility for Motorola in its Land Mobile Product Solutions division, manufacturing and distributing communications, consumer and other infrastructure electronics products in excess of $400 million annually. Dr. Rafaeli graduated with a B.Sc. in industrial engineering and management cum laude and a M.Sc. in operations management from the Technion-Israel Institute of Technology, and holds a Ph.D. in business management from Century University. Dr. Rafaeli was selected to serve on the Company’s board because of his over twenty-years’ experience in consumer marketing and international sales and operations.

Dennis M. McGrath, upon completion of the merger with Radiancy, reassumed his role of Chief Financial Officer in addition to President and director of PhotoMedex, to which he was appointed in July 2009. Mr. McGrath had previously served as CFO and Vice President, finance and administration from January 2000 through June 2009 and as Chief Executive Officer from July 2009 until the merger date with Radiancy.. He has held several senior-level positions in prior endeavors, including, from February 1999 to January 2000, serving as the COO of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as CFO of Think New Ideas, Inc., a company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, he was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. Prior to that, from September 1996 to February 1999, Mr. McGrath was CFO and executive vice-president, operations of TriSpan, Inc., an internet commerce solutions and technology consulting company that was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of Noninvasive Medical Technologies, Inc., LabStyle, Inc. and Cagent Vascular, Inc. Mr. McGrath graduated with a B.S. in accounting from LaSalle University in 1979. Mr. McGrath was selected to serve on the Company’s board because of his twenty years’ experience in the development and implementation of innovative business and marketing practices.

Stephen P. Connelly was appointed to our Board of Directors on May 3, 2007. Mr. Connelly joined Viasys Healthcare, Inc., a medical technology and device company in August 2001 and served as President and Chief Operating Officer from November 2002 until August 2004. In addition, Mr. Connelly was formerly Senior Vice President and General Manager of the Americas as well as a member of the Executive Committee of Rhone Poulenc Rorer. Mr. Connelly’s broad background includes over twenty-five years of experience in the planning, development and management of rapid-growth marketing-driven businesses in the medical device and pharmaceutical fields. Since 1999, Mr. Connelly has been an adjunct professor at St. Joseph’s University, teaching international management and global strategy in the MBA program in the Haub School of Business. In addition, Mr. Connelly has a diverse and comprehensive business background, with expertise in such areas as strategic and tactical business development, joint ventures, mergers, acquisitions and corporate partnering, structuring and finance. Mr. Connelly is well-versed in every aspect of marketing, sales, general management, research and development of high-technology products and processes. Mr. Connelly possesses extensive international experience, having lived in Asia and having had operational P&L responsibility in many developed countries. Mr. Connelly was selected to serve on the Company’s board because of his twenty-five years’ background in the medical device industry and his experience in business development.

Dan Amiram is a Professor of Accounting, Taxation and Business Law at Columbia Business School of Columbia University. He has won multiple awards for teaching and research, including the Columbia Business School Dean’s Award for Excellence in Teaching. He has several publications in finance and accounting academic journals to his credit and has made numerous presentations at top universities and financial institutions around the world. A respected consultant on national and international financial matters, he is repeatedly asked by corporations, financial institutions, government and the media (including the Wall Street Journal and Forbes magazine) to provide advice as an expert on accounting, finance, business and taxation issues. Dr. Amiram serves, and has served, as director and chairman of the audit and/or finance committees on several boards, including as director and chairman of the audit and finance committee of the financial technology company Opportunity Network. He was part of the controller’s team for Makhteshim Agan Industries (MAIN-TLV), the largest generic agrochemical company in the world, and was a senior auditor at PriceWaterhouseCoopers. Dr. Amiram holds a Master in Economics and Bachelor in Accounting and Economics degrees from Ben Gurion University, as well as a doctorate in Business from the University of North Carolina at Chapel Hill. Dr. Amiram is also a Certified Public Account (C.P.A) in Israel. Dr. Harris introduced Dr. Amiram to the Nominations and Corporate Governance Committee as a potential new Board member. The Board determined that he satisfied the independence and other composition requirements of the Securities and Exchange Commission (the “Commission”) and Nasdaq and as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules. Dr. Amiram was selected to serve on the Company’s board and as the chairman of the audit committee because of his 15 years financial and international business experience and his background in national and international finance, accounting and taxation matters.

With respect to the incumbent members of the Board of Directors and the nominee, none of the members or nominee has, in the past 10 years, been subject to a federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to any legal proceedings, which include judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity or based on violations of federal or state securities, commodities, banking, or insurance laws and regulations, or any settlement to such actions, and any disciplinary sanction or order imposed by a stock, commodities or derivatives exchange other self-regulatory organization.

Board Leadership Structure

In accordance with the provisions of our Bylaws, the total number of directors who may serve on our Board of Directors is currently set at a maximum of eight.

We choose to separate the position of our Chief Executive Officer from that of our Chairman of the Board of Directors. Our Board of Directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director. The Board of Directors also has provided for the post of Vice Chairman, who will fulfill the duties of the Chairman when circumstances preclude the Chairman from fulfilling the duties of the chairmanship.

Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole. We believe an independent Chairman of the Board adds an additional layer of insight to our Board of Directors’ risk oversight process.

Compensation, Nominations and Corporate Governance and Audit Committees

General.    Our Board of Directors maintains charters for select committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines and a code of business conduct and ethics and a code of conduct for our chief executive and senior financial officers that generally formalize practices that we already had in place. We have adopted a Code of Ethics on Interactions with Health Care Professionals, an Anti-Fraud Program and a policy for compliance with the Foreign Corrupt Practices Act. To view the charters of our Audit, Compensation and Nominations and Corporate Governance Committees, Code of Ethics, corporate governance guidelines, codes of conduct and whistle blower policy, please visit our website at www.photomedex.com,  under the Corporate Governance section of the Investor Relations page (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Report). In compliance with Nasdaq rules, the majority of our Board of Directors is comprised of independent directors. The Board of Directors determined in 2014 that, except for Messrs. Rafaeli and McGrath, who are our Chief Executive Officer and Chief Financial Officer, respectively, all current members of the Board of Directors are independent under the revised listing standards of Nasdaq.

Compensation Committee.    Our Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of our Chief Executive Officer and other executive officers, produces an annual report on executive compensation for inclusion in our annual proxy statement and this Report and provides general oversight of compensation structure. Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation;

•	evaluating performance and recommending to the Board of Directors the compensation, including any incentive compensation, of our Chief Executive Officer and other executive officers in accordance with such objectives;

•	reviewing employment agreements for executive officers;

•	recommending to the Board of Directors the compensation for our directors;

•	administering our equity compensation plans (except the Non-Employee Director Plan) and other employee benefit plans;

•	evaluating human resources and compensation strategies, as needed; and

•	evaluating periodically the Compensation Committee charter.

Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee is currently composed of Dr.Ben-Dror and Mssrs. Connelly and Pell. Dr. Ben-Dror serves as the Chairman of the Compensation Committee. Our Board of Directors determined that each member of the Compensation Committee in 2014 satisfies the independence requirements of Nasdaq. The Compensation Committee held four formal meetings during 2014.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation. The report of the Compensation Committee for 2014 is presented below.

Nominations and Corporate Governance Committee.    Our Board of Directors has established a Nominations and Corporate Governance Committee for the purpose of reviewing all Board of Director-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board of Directors’ nominees. Our Board of Directors has adopted a written charter for the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee is composed of Messrs. Sight, Pell and Connelly. Mr. Sight serves as the Chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee held two meeting during 2014 in conjunction with a meeting of the full Board of Directors.

The duties and responsibilities of the Nominations and Corporate Governance Committee include:

•	identifying and recommending to our Board of Directors individuals qualified to become members of our Board of Directors;

•	recommending to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	recommending to our Board of Directors director committee assignments;

•	reviewing and evaluating succession planning for our Chief Executive Officer and other executive officers;

•	monitoring the independence of our directors;

•	developing and overseeing the corporate governance principles applicable to members of our Board of Directors, officers and employees;

•	reviewing and approving director compensation and administering the Non-Employee Director Plan;

•	monitoring the continuing education for our directors; and

•	evaluating annually the Nominations and Corporate Governance Committee charter.

The Nominations and Corporate Governance Committee considers these requirements when recommending nominees to our Board of Directors. Our Nominations and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for our directors. Our Nominations and Corporate Governance Committee will regularly assess the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. When considering potential director nominees, the Nominations and Corporate Governance Committee also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of the needs of PhotoMedex and of our existing directors. The Nominations and Corporate Governance Committee also seeks director nominees who are from diverse backgrounds and who possess a range of experiences as well as a reputation for integrity. The Nominations and Corporate Governance Committee considers all of these factors to ensure that our Board of Directors as a whole possesses a broad range of skills, knowledge and experience useful to the effective oversight and leadership of the Company.

Audit Committee.    Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management. The duties of our Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

•	approving all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party; and

•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee that meets the applicable standards of the Commission and Nasdaq. The members of the Audit Committee are Messrs. Ben-Dror, Connelly and Dr. Trevor Harris; Dr. Harris is resigning from the Board effective October 29, 2015. Dr. Harris has served as the Chairman of the Audit Committee since April 1, 2014; Mr. Connelly served as the acting Chairman of the Audit Committee until that time. The Audit Committee meets regularly and held eight meetings during 2014.

The Board of Directors determined in 2014 that each member of the Audit Committee satisfies the independence and other composition requirements of the Securities and Exchange Commission (the “Commission”) and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

Stockholder Communications with the Board of Directors

Our Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to Michele Pupach, Corporate Counsel at mpupach@photomedex.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 100 Lakeside Drive, Horsham, Pennsylvania 19044. Any such communication must contain:

•	a representation that the stockholder is a holder of record of our capital stock;

•	the name and address, as they appear on our books, of the stockholder sending such communication; and

•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.

Ms. Pupach or the Corporate Secretary, as the case may be, will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Ms. Pupach or the Corporate Secretary, as the case may be, has the authority to discard the communication or to take appropriate legal action regarding such communication.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our common stock to file with the Commission initial reports of ownership and reports of changes in ownership of our equity securities. As of March 16, 2015, we believe, based solely on a review of the copies of such reports furnished to us and representations of these persons that no other reports were filed and that all reports needed to be filed have been filed for the year ended December 31, 2014.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation program and objectives for our Named Executive Officers for our fiscal year ending December 31, 2014, or fiscal 2014. Our Named Executive Officers for fiscal 2014 were Dr. Dolev Rafaeli, our Chief Executive Officer, and Dennis M. McGrath, our President and Chief Financial Officer.

The Compensation Committee of our Board of Directors is responsible for reviewing and approving the annual compensation of our Named Executive Officers.  The Compensation Committee is composed solely of directors who are independent under the revised listing standards of Nasdaq. Our Board of Directors has delegated to the Compensation Committee the responsibility to review and approve our compensation and benefits plans, programs and policies, including the compensation of our Named Chief Executive Officer and our President and Chief Financial Officer as well as middle-level management and other key employees. The Compensation Committee administers all of our executive compensation programs, incentive compensation plans and equity-based plans and provides oversight for all of our other compensation and benefit programs.

The key components of the compensation program for our Named Executive Officers are base salary, bonus and long-term incentives, which for fiscal 2014 was granted to the Named Executive Officers in the form of stock options under our 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Objectives of Compensation Program

The Compensation Committee designs and administers our compensation plans with the intent to support the achievement of our long-term strategic objectives, to enhance stockholder value, to attract, motivate and retain highly qualified employees by paying them competitively and rewarding them for their own success and ours. Included in this evaluation is an analysis whether the Company’s incentive compensation arrangements, including short-term (annual cash incentive) and long-term (equity awards) components, encourage unnecessary or excessive risks. Although incentive compensation is discretionary, the Compensation Committee typically considers overall performance of the Company when granting cash incentive awards and considers several factors, including each Named Executive Officer’s contributions to the growth of the Company for the benefit of the stockholders when granting incentive equity awards. We have no retirement plans or deferred compensation programs in effect for our Named Executive Officers, except for our 401(k) plan in which our Named Executive Officers are eligible to participate and is made generally available to all of our employees. We do not have a specific formula for allocating between cash and non-cash compensation, which has been in the form of stock options and awards of restricted stock.

In order to assess whether our compensation program is competitive and effective, the Compensation Committee relies on its own comparative review of peer companies. As an ongoing matter, the Compensation Committee does not regularly engage third-party consultants to advise on our compensation policies. Furthermore, our Compensation Committee does not delegate its responsibilities for reviewing and approving Named Executive Officer compensation.

What Our Compensation Program is Designed to Reward

The key components of the compensation program for our Named Executive Officers are base salary, bonus and long-term incentives under the 2005 Equity Plan. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance and offers the opportunity to earn superior rewards when merited by individual and corporate performance.

Stock price performance has not been a factor in determining annual compensation insofar as the price of our common stock is subject to a number of factors outside of our control. We have endeavored through grants of stock options to our Named Executive Officers to incentivize individual and team performance by providing a meaningful stake in us that links their compensation to our overall success.

Elements of Company’s Compensation Plan and How Each Element Relates to Objectives

There are three primary elements in the compensation package of our executive officers: base salary, bonus and long-term incentives. Compensation payable in the event of the termination of an executive’s employment with the Company is a secondary but material element in the package.

Base Salaries.    Base salaries for our Named Executive Officers are designed to provide a base pay opportunity that is appropriately competitive within the marketplace. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent on our financial performance and stock price appreciation rather than base salary. Adjustments to each individual’s base salary are made in connection with annual performance reviews and an assessment of market competitiveness. In fiscal 2014, Dr. Rafaeli’s base salary was increased to $495,000 and Mr. McGrath’s base salary was increased to $395,000.

Bonus.    Generally, at the outset of a fiscal year, the Compensation Committee establishes a bonus program for our Named Executive Officers and other managers and key employees eligible to participate in the program. The program is generally based on a financial plan for the fiscal year and other business factors, and certain management objectives that could be updated throughout the year to address and incentivize management relating to changing macro-economic, environmental and business issues. The amount of bonus, if any, hinges on corporate performance, financial condition, and on the performance against management objectives of the participant in the program. A program will typically allow partial or discretionary awards based on an evaluation of the relevant factors. Provision for bonus expense is typically made over the course of a fiscal year. The provision becomes fixed, based on the final review of the Compensation Committee, which is usually made after the financial results of the fiscal year have been reviewed by our independent accountants.

On January 25, 2014, the Board of Directors approved and adopted a 2014 annual bonus plan for employees, including Mr. McGrath. The 2014 bonus plan includes performance incentives for achievement of the corporate financial goals that are designed to motivate, retain and reward our employees based upon the achievement of corporate revenue and profitability objectives, as well as individual objectives in certain cases. The targeted incentive compensation and the revenue and profitability goals for each employee were established by the Compensation Committee at the outset of the year. Furthermore, updated objectives for Mr. McGrath were established by the Compensation Committee and the Board of Directors that were directly related to the Mr. McGrath’s management of the Companies banking relationships and debt compliance tasks. At year-end and upon compilation of the financial results, the Compensation Committee met to review the Company’s results compared with plan goals and management objectives and to determine the level of performance incentive awards to be paid based upon the measurement of attainment of all quantitative and qualitative goals.

Mr. McGrath’s target bonus under the 2014 bonus plan was 80% of his salary based on the established goals as set out by the board of directors at the beginning of the year, as well as updated individual goals related to the effective management of banking relationships and debt compliance tasks. Actual achievement of the Company’s management objectives was met, resulting in a bonus of $316,000, or 80% of salary.

During fiscal 2014, in accordance with the terms of Dr. Rafaeli’s employment agreement then in effect, and as discussed below, Dr. Rafaeli was eligible to receive a quarterly cash bonus (the “ 2014 1st Tier Cash Bonus”) equal to 1% of the Company’s sales during each quarter. The total 2014 1st Tier Cash Bonuses payable to Dr. Rafaeli for fiscal 2014 could not exceed $1,000,000 less any other “applicable employee remuneration” within the meaning of Internal Revenue Section 162(m)(4)(C) payable to Dr. Rafaeli for the year. Dr. Rafaeli was also eligible to receive a quarterly cash bonus (the “2014 2nd Tier Cash Bonus”) equal to 1% of the Company’s U.S. GAAP sales for each quarter in excess of a target threshold amount set by the Compensation Committee. The 2014 2nd Tier Cash Bonus program for Dr. Rafaeli was approved by the Company’s shareholders in 2011 at the December 12, 2011 annual meeting of stockholders. In accordance with the terms of his employment agreement, the Compensation Committee is permitted to pay all or a portion of Dr. Rafaeli’s 2014 2nd Tier Cash Bonus in the form of Company common stock.

Pursuant to Amended and Restated Employment Agreements dated March 10, 2015, Dr. Rafaeli and Mr. McGrath have been guaranteed certain minimum bonus amounts during the term of their employment agreements, as described in the “Overview of Executive Employment Agreements and Option Awards,” below.

Long-Term Incentives.    Grants of stock options and restricted stock awards under our employee stock plans are designed to provide our Named Executive Officers and other managers and key employees with an opportunity to share, along with stockholders, in our long-term performance. Stock option grants or restricted stock awards are generally made annually to all Named Executive Officers, with additional grants being made following a significant change in job responsibility, scope or title or a significant achievement. The size of the grant to each Named Executive Officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon several factors, including the individual’s current position with us, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term, but the Compensation Committee has the flexibility to make adjustments to those factors at its discretion. The Compensation Committee also takes into account the number of unvested stock options and restricted stock awards held by the Named Executive Officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

We generally grant stock options with a five-year vesting schedule and 10 year term from the date of grant. The exercise price of options granted is at not less than 100% of the fair market value of the underlying stock on the date of grant. The options granted to Named Executive Officers as a rule have provisions by which vesting and exercisability are accelerated in the event of a change of control or a termination of employment initiated by us other than for cause. Such provisions are found in Dr. Rafaeli’s and Mr. McGrath’s employment agreements.

Similar criteria are applied in making awards of restricted shares of our common stock under the 2005 Equity Plan, but in the case of restricted stock, we base the vesting schedule of the restricted stock on the price performance of our common stock. Such awards generally carry a three-or-four year vesting schedule.

Compensation on Termination of Employment or Change of Control.  We have employment agreements with Dr. Rafaeli and Mr. McGrath. Each of these agreements provides for severance upon termination of employment, whether in context of a change of control or not. See “Potential Payments on Termination of Employment or Change of Control” below.

Perquisites. We provide our Named Executive Officers with certain perquisites that we do not consider to be a significant part of their compensation. Under their employment agreements, we provide Dr. Rafaeli and Mr. McGrath with an automobile allowance of $1,000 per month. In addition, we provide Dr. Rafaeli with, and pay all expenses for, a telephone for his residence and he is eligible to receive the equivalent of economy round trip airfare tickets for all of his family members for an annual home leave between the US and Israel.

The Company pays the premiums for supplementary life insurance policies for both Dr. Rafaeli and Mr. McGrath. Both also receive a matching contribution from the Company to their 401(k) under the Company’s 401(k) Plan which is available to all employees.

How Amounts Were Selected for Each Element of an Executive’s Compensation

Each executive’s current and prior compensation is considered in setting future compensation. In addition, the Compensation Committee reviews from time to time the compensation practices of other companies, particularly our peer companies. To some extent, our compensation plan is based on the market and the companies we compete against for executives. Base salary and the long-term incentives are not set with reference to a formula.

An executive’s target bonus amount is set by an executive’s employment agreement, which was negotiated at arm’s length. A target bonus, or a portion thereof, is earned, based on fulfillment of conditions, which are set by the Compensation Committee at the outset of a fiscal year.

As a general rule, options and restricted stock awards are made after the financial results for the prior year have been audited and reported to our Board of Directors. Grants and awards are valued, and exercise prices are set, as of the date the grant or award is made. Exceptions to the general rule may arise for grants made to recognize a promotion or to address the effect of expiring options. The Compensation Committee may elect to defer a grant until after the Company has made public disclosure of its financial results, typically in a conference call on earnings. In such a case, the exercise price is set at the higher of the closing price on the approval date or the fixed grant date. In these deliberations, the Compensation Committee does not delegate any related function, unless to the Board of Directors as a whole, and the grants or awards made to the Named Executive Officers are valued under the same measurement standards as grants made to other grantees.

For fiscal 2014, our Compensation Committee granted restricted stock awards of our common stock of 225,000 and 165,000 to Dr. Rafaeli and Mr. McGrath, respectively. The stock has a par value of $0.01. These ownership interests in our Company are intended to incentivize our Named Executive Officers and align their interests with those of our stockholders. The restricted stock will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant subject to the individuals continued employment with the Company, with accelerated vesting upon a change in control.

Consideration of Advisory Vote on Executive Compensation

At our annual meeting in 2014, stockholders approved the non-binding advisory vote on executive compensation (“Say on Pay”) and also voted to conduct future Say on Pay votes every three years, with the next Say on Pay vote occurring in 2017. The Compensation Committee considered the results of the Say on Pay vote in reviewing and establishing the compensation of our Named Executive Officers for fiscal 2014.

Accounting and Tax Considerations

We have adopted accounting standard, FASB ASC Topic 718 under which, we are required to value stock options granted and restricted stock awarded.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, there is a limit placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation (other than its chief financial officer) exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Compensation resulting from options is indexed as performance-based. To the extent consistent with the objectives of our compensation program, we intend to maximize the deductibility of compensation for tax purposes. The Compensation Committee may however, decide to exceed the tax deductible limits established under Section 162(m) of the Code, when such a decision appears to be warranted based upon competitive and other factors.

Overview of Executive Employment Agreements and Option Awards

Employment Agreement with Dolev Rafaeli.    We are party to an employment agreement with Dolev Rafaeli, pursuant to which he serves as the Chief Executive Officer of PhotoMedex and the Chief Executive Officer and President of Radiancy. The initial employment agreement had a term of three years that commenced on December 13, 2011, the date of the closing of our merger with Radiancy. The Company and Dr. Rafaeli had entered into an Amended and Restated Employment Agreement, which has a term of four years that commenced on August 5, 2014 and ends on December 31, 2018. The Employment Agreement was further amended and restated effective as of March 10, 2015. Dr. Rafaeli’s employment agreement will automatically terminate on December 18, 2018 unless the parties mutually agree to extend or renew the term. Under the employment agreement, Dr. Rafaeli’s base salary is $495,000 per annum. In addition, Dr. Rafaeli is entitled to a bonus equal to the greater of $300,000 per calendar quarter or 1% of the Company’s U.S. GAAP sales per calendar quarter in excess of targets set by the Compensation Committee, Such bonus will be paid quarterly. All or a portion of such bonuses may be paid in shares of Company stock to the extent mutually agreed by the Board and Dr. Rafaeli. Prior to the March 10, 2015 amendment, Dr. Rafaeli was entitled to a bonus equal to 1% of the Company’s sales (calculated as 1% of recognized U.S. GAAP sales reported in our consolidated quarterly financial reports presented to our Board of Directors), which bonus, when combined with all other applicable employee remuneration under I.R.C. section 162(m)(4) from the Company may not exceed a $1,000,000 annual thresholder. That bonus was paid quarterly. The Company stockholders approved that Dr. Rafaeli should also be entitled to an additional quarterly cash bonus equal to 1% of the sales of the Company in excess of such target threshold amount as the Compensation Committee determined (the “Second-Tier Bonus”). Following the end of each quarterly performance period, the Compensation Committee determined the Second-Tier Bonus for that quarter by calculating 1% of the Company’s U.S. GAAP sales in excess of the threshold amount. Upon the termination of Dr. Rafaeli’s employment by PhotoMedex without cause or by Dr. Rafaeli for good reason, he will be entitled to severance benefits as described in the section below entitled “Potential Payments on Termination of Employment or Change of Control”.

Employment Agreement with Dennis M. McGrath.    We are party to an employment agreement with Dennis M. McGrath pursuant to which he serves as our President and Chief Financial Officer. The employment agreement had an initial term of three years that commenced on December 13, 2011, the date of the closing of our merger with Radiancy. The Company and Mr. McGrath had entered into an Amended and Restated Employment Agreement, which has a term of four years that commenced on August 5, 2014 and ends on December 31, 2018. The Employment Agreement was further amended and restated effective as of March 10, 2015. Mr. McGrath’s employment agreement will automatically terminate on December 18, 2018 unless the parties mutually agree to extend or renew the term. Mr. McGrath’s 2014 annual base salary under his employment agreement is $395,000. He is eligible to receive an annual bonus for each fiscal year in an amount not less than $316,000, and is also eligible to earn additional annual bonus amounts for any fiscal year to the extent determined by the Board, in its sole discretion, based on the attainment of individual and corporate goals determined and set by our Board of Directors. All or a portion of such bonuses may be paid in shares of Company stock to the extent mutually agreed by the Board and Mr. McGrath. Prior to the March 10, 2015 amendment, Mr. McGrath was entitled to an annual bonus up to 80% of his base salary, also based on the attainment of individual and corporate goals determined and set by our Board of Directors. In addition, he is entitled to participate in the long-term equity incentive programs established by the Company for its senior level executives generally commensurate with his position. The severance arrangements contained in Mr. McGrath’s employment agreement are summarized in the section below entitled “Potential Payments upon Termination of Employment or Change in Control.”

SUMMARY COMPENSATION TABLE

The following table includes information for the years ended December 31, 2014, 2013 and 2012 concerning compensation for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Dolev Rafaeli, Chief Executive Officer	2014	468,000	2,106,970	702,000	0	19,152	3,296,122
	2013	450,000	2,246,640	0	451,345	35,673	3,183,658
	2012	450,000	2,206,982	0	1,106,000	40,549	3,803,531

Dennis M. McGrath, President and Chief Financial Officer	2014	353,000	316,000	514,800	0	22,735	1,206,535
	2013	337,500	234,000	0	332,570	17,642	921,712
	2012	325,000	234,000	0	711,000	18,487	1,288,487

(1)	“Non-Equity Incentive Plan Compensation” in the foregoing table is the bonus earned in 2014, 2013 and 2012, even though such bonus may have been paid in a subsequent period.

(2)	The amounts shown for option awards, restricted stock awards and stock purchase rights relate to shares granted under our 2005 Equity Plan. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2014, 2013 and 2012, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures. For information regarding the number of shares subject to 2014 awards, other features of those awards and the grant-date fair value of the awards, see the Grants of Plan-Based Awards Table below.

(3)	For Dr. Rafaeli, this amount includes a car allowance ($1,000 per month), matching 401(k) plan contributions of $12,500 and premiums for supplemental life and/or disability insurance of $6,652. For Mr. McGrath, this amount includes a car allowance ($1,000 per month), premiums for supplemental life and/or disability insurance of $8,088 and matching 401(k) plan contributions of $2,647. .

(4)	The 2013 “Non-Equity Inventive Plan Compensation” for Mr. McGrath included a payment of $39,000 paid pursuant to discretion exercised by the Compensation Committee under that incentive plan.

Potential Payments on Termination of Employment or Change of Control

Potential payments to our Named Executive Officers on termination of employment or upon a change of control of the Company are governed by their respective employment agreements and by the terms of their option agreements and restricted stock agreements or plan document.

Pursuant to the terms of their employment agreements, as of December 31, 2014, should (1) the Company terminate Dr, Rafaeli’s or Mr. McGrath’s employment without cause, (2) Dr. Rafaeli or Mr. McGrath resign for good reason or (3) the Company fail to renew the applicable employment agreement (in each instance, whether in the context of a change in control or otherwise), then the affected individual would become entitled to the following benefits upon his delivery of an effective release to the Company:

(i)	Continued payment of his annual base salary in effect at the time of such termination for the remainder of the term of the agreement, payable in installments in accordance with the Company’s payroll practices based on the terms of the agreement;

(ii)

The above tables reflect payment of bonuses as follows: For Dr. Rafaeli – continued payment of his First Tier  and Second Tier Bonuses, for the remainder of the term of the agreement; should Dr. Rafaeli no longer be deemed a ‘covered employee’ under the provisions of I.R.C. Section 162(m)(4), then the limitation on the amount of the First Tier Bonus shall not apply; and a pro-rated annual bonus for the year in which such termination occurs;

For Mr. McGrath - a bonus for each fiscal year remaining in the term of the Agreement, at a rate that is not less than the highest annual bonus paid during any of the preceding years covered by the agreement or the prior employment agreement (but prorated for any partial fiscal year during the remaining term of the agreement, payable at the same time other employees of the Company are paid pursuant to the terms of the Company’s annual bonus plan, but not later than March 15 of the year following the end of the fiscal year to which the bonus relates;

In accordance with the March 10, 2015 amendment to Dr. Rafaeli’s employment agreement, as described above, upon a termination of Dr. Rafaeli’s employment by the Company without cause, by Dr. Rafaeli for good reason or as a result of the Company’s non-renewal, Dr. Rafaeli will be entitled to a bonus equal to the greater of $300,000 and 1% of our GAAP sales in lieu of the bonuses described in item (ii) above. The bonus would be paid in quarterly installments for the remainder of the term of Dr. Rafaeli’s employment agreement.

(iii)	continued medical and dental coverage for himself and his eligible dependents for eighteen months following the date of termination or resignation, provided a timely election is made under COBRA provisions;

(iv)	A monthly cash payment for the remainder of the term of the agreement equal to the premium cost for the long and short-term disability coverage that was in effect under plans of the Company immediately before his termination or resignation;

(v)	a monthly cash payment for the remainder of the l term of the agreement equal to the premium cost to maintain the individual’s life insurance coverage at the level of coverage in effect at the time of such termination or resignation;

(vi)	any other amounts earned, accrued and owing but not yet paid for his base salary and/or bonuses and any benefits accrued and due under any applicable benefit plans and programs of the Company; and

(vii)	full acceleration of all outstanding equity awards held by the individual at the time of such termination. Each outstanding option will remain exercisable until the earlier of the 60-month, or 12-month, anniversary of his termination date for Dr. Rafaeli and Mr. McGrath, respectively, and the option’s expiration date.

If the Named Executive Officer does not timely execute and deliver a release, then in lieu of the foregoing payments and benefits he will only be entitled to any payments and benefits then available under the Company’s then current severance pay plan or arrangement for employees without delivery of a release.

In addition, pursuant to the terms of his employment agreement, upon termination Dr. Rafaeli’s employment for any reason, we will pay for his household relocation costs between the US and Israel and reimburse him for all reasonable out of pocket relocation expenses. Additionally, we will pay for the equivalent of economy class airfare tickets of all family members between the US and Israel.

If any of the events set forth in the table below had occurred by December 31, 2014, then we estimate the value of the benefits that would have been triggered and thus accrued to Dr. Rafaeli and Mr. McGrath and had the triggering event occurred on December 31, 2014 and they timely delivered a release, would be as set forth below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination	Death (1)	Disability (1)	Change in Control

Dolev Rafaeli	Salary & bonus (1)(2)	$6,780,000	$6,780,000	0	0	0	N/A

	Health continuation	22,628	22,628	0	0	0	N/A
	AD&D insurance	7,052	7,052	0	0	0	N/A
	Executive life ins.	26,608	26,608	0	0	0	N/A
	Accelerated vesting (3)	344,250	344,250	0	0	0	N/A
	TOTAL(4)	$7,180,538	$7,180,538	0	0	0	N/A

Dennis McGrath	Salary & bonus (1)(2)	$2,844,000	$2,844,000	0	0	0	N/A

	Health continuation	22,628	22,628	0	0	0	N/A
	AD&D insurance	7,052	7,052	0	0	0	N/A
	Executive life ins.	32,352	32,352	0	0	0	N/A
	Accelerated vesting (3)	252,450	252,450	0	0	0	N/A
	TOTAL(4)	$3,158,482	$3,158,482	0	0	0	N/A

(1)	An executive’s salary and benefits are paid through the end of the month of termination due to death or disability, except that we will pay the disability premiums during the period of disability.

(2)	Severance based on 2014 salary and pro-rata bonus levels. In addition to the salary and pro-rata bonus listed above, Dr. Rafaeli would be entitled to a bonus of 1% of sales for the remainder of the initial term or any renewal term.

(3)

If upon a change of control, the acquirer does not desire the services of the executive, then any unvested restricted stock will vest. The closing price of our stock on December 31, 2014 was $1.53 per share.

The gain associated with the acceleration of a share of restricted stock upon a change of control is calculated as the difference between the closing price of our common stock on the date of such event and the purchase price of such share of restricted stock.

(4)	The above payments are based upon the executives’ employment agreements in effect as of December 31, 2014. For prospective changes to these payments and agreements, see the descriptions above.

Grants of Plan-Based Awards Table

The following table sets forth certain information with respect to the options granted and restricted stock awarded during or for the year ended December 31, 2014 to our Named Executive Officers. The stock awards and option grants reflected below were awarded under the 2005 Equity Plan.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Dolev Rafaeli	11/7/14	—	$2,106,970	—	225,000	3.12	702,000

Dennis McGrath	11/7/14	—	$316,000	—	165,000	3.12	514,800

(1)	Computed in accordance with FASB ASC Topic 718, formerly SFAS 123 (R).

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year end, December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Dolev Rafaeli	56,0000	84,000	0	20.00	3/18/2022	0	0	N/A	N/A
	9,500	38,000	0	20.00	2/28/2023	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	225,000	344,250

Dennis McGrath	8,750	0	0	6.24	6/15/19	0	0	N/A	N/A
	10,600	0	0	20.00	12/13/21	0	0	N/A	N/A
	50,100	0	0	15.60	12/13/21	0	0	N/A	N/A
	36,000	54,000	0	20.00	3/18/22	0	0	N/A	N/A
	7,000	28,000	0	20.00	2/28/23	0	0	N/A	N/A
	0	N/A	0	N/A	N/A	0	0	165,000	252,450

(1)	The market value of unvested shares of restricted stock is based on $1.53 per share, which was the closing price of our stock on December 31, 2014.

(2)	All options grants were under the 2005 Equity Plan.

Mr. Rafaeli and Mr. McGrath vests in the 225,000 and 165,000 shares of restricted stock, respectively, granted on November 7, 2014 equally on each of the first four anniversaries of the issuance date. The outstanding stock options vest ratably on each of the five anniversaries of the grant date.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Dennis M. McGrath	—	—	100,000	137,000

(1)	Value realized is determined by multiplying the market price of the common stock on the applicable vesting date by the number of shares that vested on that date.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board or Compensation Committee and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationship existed in the past.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included herein. Based on the review and discussion referred to above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis referred to above be included herein.

Compensation Committee

Yoav Ben-Dror	Stephen Connelly	Lewis Pell

Director Compensation

Directors who are also our employees receive no separate compensation for serving as directors or as members of committees of our Board of Directors. Directors who are not our employees are compensated under the Non-Employee Director Plan. Effective December 12, 2011, each outside director receives an annual cash retainer of $40,000, payable quarterly and the chairman of each committee receives an additional annual fee of $10,000 for audit, $5,000 for each of compensation and nominations. The table below sets forth our non-employee directors’ compensation through December 31, 2014.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Lewis Pell	40,000	0	0	40,000

Yoav Ben-Dror	45,000	0	360,000	405,000

Katsumi Oneda	30,000	0	0	30,000

James W. Sight	45,000	0	0	45,000

Stephen P. Connelly	40,000	0	0	40,000

Trevor S. Harris	37,500	74,700	0	112,200

(1)	The amounts shown for stock awards relate to shares granted under our Non-Employee Director Plan. These amounts are equal to the aggregate grant-date fair value with respect to the stock awards for financial statement purposes.

(2)	Dr. Ben-Dror receives a monthly payment of $30,000 for his services as the executive director for Radiancy Ltd. and Photo Therapeutics, Ltd.

Limitation on Directors’ Liabilities; Indemnification of Officers and Directors

Our Articles of Incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our Articles of Incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law. Pursuant to our Articles of Incorporation and under Nevada law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for breaches which involve intentional misconduct, fraud or a knowing violation of law.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance, which expires on December 13, 2015. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors. We also provided tail insurance for the directors of Radiancy.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table reflects, as of March 13, 2015, updated through our record date, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.

Name and Address Of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Lewis C. Pell (2)	2,120,319	9.60%
Yoav Ben-Dror (3)	1,553,421	7.04%
Dolev Rafaeli (4)	1,583,347	7.17%
Dennis M. McGrath (5)	429,274	1.94%
James W. Sight (6)	333,208	1.51%
Stephen P. Connelly (7)	20,194	*
Trevor Harris (8)	5,000	*
Katsumi Oneda (9)	1,325,164	6.00%
Shlomo Ben-Haim (10)	1,806,263	8.18%
Paradigm Capital Mgt. (11)	1,230,700	5.57%
Stonepine Capital L.P. (12)	1,206,789	5.47%
All directors and officers as a group (seven persons) (13)	6,044,843	27.38%

*Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of March 13, 2015, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 22,101,718 shares of common stock outstanding as of March 13, 2015.

(2)	Includes 1,405,319 shares of common stock, 600,000 shares held by trusts with respect to which Mr. Pell may be deemed to have beneficial ownership and warrants to purchase 115,000 shares of common stock. Mr. Pell’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(3)	Includes 1,495,921 shares of common stock beneficially and directly owned by Dr. Ben-Dror, and warrants to purchase 57,500 shares of common stock. Dr. Ben-Dror’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(4)	Includes 1,255,347 shares of common stock, 225,000 additional shares of common stock subject to restriction agreements with us and vested options to purchase 103,000 shares of common stock. Does not include unvested options to purchase up to 84,500 shares of common stock, which may vest more than 60 days after March 13, 2015.

(5)	Includes 91,136 shares of common stock, 165,000 additional shares of common stock subject to restriction agreements with us, warrants to purchase 35,688 shares of common stock and vested options to purchase 137,450 shares of common stock. Does not include options to purchase up to 57,000 shares of common stock, which may vest more than 60 days after March 13, 2015.

(6)	Includes 200,000 shares of common stock and warrants to purchase 133,288 shares of common stock. Mr. Sight’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(7)	Includes 15,689 shares of common stock, 250 shares held by trusts with respect to which Mr. Connelly may be deemed to have beneficial ownership, warrants to purchase 3,422 shares of common stock and options to purchase up to 833 shares of common stock. Mr. Connelly’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(8)	Includes 5,000 shares of common stock. Mr. Harris’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(9)	Includes 1,005,164 shares of common stock and 320,000 shares held by trusts with respect to which Mr. Oneda may be deemed to have beneficial ownership. Mr. Oneda’s address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(10)	Shlomo Ben-Haim is, or may be deemed to be, the beneficial owner of 1,806,263 shares of common stock. Of the 1,806,263 shares, 1,153,858 shares are owned by Eastnet Investment Limited and 402,250 shares are owned by Antinori, Ltd. Mr. Ben-Haim has voting and/or dispositive power over shares held by Eastnet Investment Limited and Antinori, Ltd. Mr. Ben-Haim’s address is 8 Kensington Palace Gardens, London W84QP, United Kingdom. Eastnet Investment Limited’s address is Nerine Chambers, PO Box 905, Road Town, Tortola, British Virgin Islands. Antinori Ltd.’s address is Alon Tavor 15, Industrial Zone, Caesarea, Israel.

(11)	Paradigm Capital Management is, or may be deemed to be, the beneficial owner of 1,230,700 shares of common stock. The foregoing information has been derived in part from a Schedule 13G filed on February 11, 2015. Paradigm Capital Management’s address is Nine Elk Street, Albany, NY 12207.

(12)	Stonepine Capital L.P. Stonepine Capital Management, LLC, Jon M. Plexico and Timothy P. Lynch are, or may be deemed to be, the beneficial owners of 1,206,789 shares of common stock. The foregoing information has been derived in part from a Schedule 13G filed on March 9, 2015. The principal business address of the filers is 475 Gate Five Road, Suite 324, Sausalito, CA 94965.

(13)	Includes 4,614,620 unrestricted shares of common stock, including 600,250 held by trusts, and 390,000 restricted shares of common stock warrants to purchase 344,898 shares of common stock and vested options to purchase 241,283 shares of common stock. Does not include options to purchase up to 141,500 shares of common stock, which may vest more than 60 days after March 13, 2015.

Certain Relationships and Related Transactions, Director Independence

Related Person Transactions

We have entered into an indemnification agreement with each of our directors pursuant to which we have agreed to indemnify each director against claims brought against them in their capacities as our directors. These indemnification agreements also require us to maintain directors’ and officers’ liability insurance for our directors.

On December 12, 2014, the Company entered into a Securities Purchase Agreement with certain investors including three directors, James Sight, Yoav Ben-Dror, and Lewis C. Pell. Mr. Sight purchased 150,000 shares of the Company’s common stock at a price of $2.19 per share and warrants to purchase 75,000 shares with an exercise price of $2.25 per share. Mr. Ben-Dror purchased 115,000 shares of common stock at a price of $2.19 per share and warrants to purchase 57,500 shares with an exercise price of $2.25 per share. Mr. Pell purchased 230,000 shares of common stock at a price of $2.19 per share and 115,000 warrants to purchase 115,000 shares with an exercise price of $2.25 per share. The warrants purchased by all three directors are exercisable beginning on December 12, 2015 until December 12, 2017.

We believe that all transactions with our affiliates have been entered into on terms no less favorable to us than could have been obtained from independent third parties. We intend that any transactions with officers, directors and 5% or greater stockholders will be on terms no less favorable to us than could be obtained from independent third parties and will be approved by a majority of our independent, disinterested directors and will comply with the Sarbanes-Oxley Act of 2002, as amended, and other securities laws and regulations.

Director Independence

As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with internal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the board of directors has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Messrs. Rafaeli and McGrath, who are our Chief Executive Officer and Chief Financial Officer, respectively, who are not independent directors by virtue of their employment with our company.

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE SHARES OF OUR COMMON STOCK AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-5 AND TO AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT THE REVERSE STOCK SPLIT AT ANY TIME PRIOR TO OUR 2016 ANNUAL MEETING OF STOCKHOLDERS BY FILING AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Overview

Our Board of Directors has unanimously adopted a resolution approving, subject to approval by our stockholders, a proposed amendment to our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5, to be selected at the discretion of our Board of Directors. Stockholder approval of this Proposal No. 2 will authorize our Board of Directors, in its discretion, to effect the reverse stock split, at a specific exchange ratio within the approved range as they deem appropriate, at any time prior to our 2016 annual meeting of stockholders. Our Board of Directors believes that approval of this Proposal No. 2 to effect a reverse stock split and to determine the exchange ratio as opposed to approval of an immediate reverse stock split at a specific ratio, and to effect such reverse stock split at any time prior to our 2016 annual meeting of stockholders, will provide our Board of Directors with maximum flexibility to react to current market conditions and therefore to achieve the purposes of the reverse stock split, if implemented, and to act in the best interests of our stockholders.

To effect the reverse stock split, we would file an amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada. The form of amendment to our Certificate of Incorporation to effect the proposed reverse stock split is attached to this proxy statement as Annex A. If our Board of Directors elects to implement a reverse stock split approved by our stockholders, then the number of shares of our common stock will be reduced in accordance with the selected exchange ratio for the reverse stock split. Any fractional share resulting from the selected exchange ratio for the reverse stock split will be rounded up to the nearest whole share. The par value of our common stock would remain unchanged at $0.01 per share. The reverse stock split would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada. Our Board of Directors may elect not to implement a reverse stock split, in its discretion, even if the proposal to grant our Board of Directors the discretion to effect a reverse stock split is approved by our stockholders.

Our stockholders’ approval of this Proposal No. 2 will provide our Board of Directors with maximum flexibility by allowing our Board of Directors to effect the reverse stock split at a specific exchange ratio within the approved range at any time prior to our 2016 annual meeting of stockholders.

On January 26, 2009, we effected a reverse stock split of our authorized and our issued and outstanding common stock at an exchange ratio of 1-for-7 after receiving stockholder approval for such reverse stock split. On February 3, 2010, we effected a reverse stock split of our authorized and our issued and outstanding common stock at an exchange ratio of 1-for-6 after receiving stockholder approval for such reverse stock split.

Purposes of the Proposed Reverse Stock Split

Our Board of Directors believes that we should provide for the right to implement a reverse stock split for the following reasons:

•           to enhance the acceptability and marketability of our common stock, including in connection with the Potential Offering; and

•            to enable us to use the reverse stock split as may be required to maintain, and our Board of Directors believes it is in our and our stockholders’ best interests to maintain, the listing of our common stock on the Nasdaq Global Market.

Our Board of Directors believes that the reverse stock split will enhance the acceptability and marketability of our common stock to the financial community and the investing public and may mitigate any reluctance on the part of certain brokers and investors to trade in our common stock. Many institutional investors have policies prohibiting them from holding stocks in their own portfolios which trade at prices below certain levels. These policies reduce the number of potential investors in our common stock at its current market price. In addition, analysts at many leading brokerage firms are reluctant to recommend stocks to their clients, or monitor the activity of stocks, that trade at a price per share below certain levels. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in stocks that trade at a price per share below certain levels. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock can result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor may also limit the willingness of institutions to purchase our stock. Our Board of Directors also believes that, after effecting the reverse stock split, the enhanced acceptability and marketability of our common stock will facilitate our ability to complete the Potential Offering.

Our common stock is currently listed on the Nasdaq Global Market. A continued listing on the Nasdaq Global Market requires us to meet certain qualitative standards, including maintaining a certain number of independent Board of Directors members and independent Audit Committee members, and certain quantitative standards, including that the closing price of our common stock not be less than $1.00 per share for 30 consecutive trading days. Since August 17, 2015, our stock has closed below $1.00 per share.

Our Board of Directors believes that listing on the Nasdaq Global Market is the preferred listing market for our common stock. As of the date of the filing of this Proxy Statement, we met all qualitative and all quantitative standards for initial and continuing listing of our common stock on the Nasdaq Global Market, other than the minimum bid requirement. Thus, if the reverse stock split is approved by our stockholders and implemented by our Board of Directors, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing under the Rule. Our Board of Directors believes that the implementation of the reverse stock split is in the best interests of the Company and our stockholders.

Factors Influencing the Board of Directors’ Discretion in Implementing the Reverse Stock Split

Our Board of Directors intends to implement a reverse stock split if it believes that such an action is in the best interests of the Company and our stockholders. Such determination, as well as the determination of the specific ratio to be utilized, will be based on factors such as existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Our Board of Directors will also consider factors such as the historical and projected performance of our common stock, our projected performance, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse stock split.

No further action on the part of our stockholders would be required to either effect or abandon the reverse stock split. Notwithstanding approval of the reverse stock split proposal by the stockholders, our Board of Directors may, in its discretion, determine to delay the effectiveness of the reverse stock split up until our 2010 annual meeting of stockholders or choose not to implement the reverse stock split at all.

Potential Effects of the Proposed Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of our common stock and to increase the trading price of our common stock. However, we cannot predict the specific effect of any reverse stock split upon the market price of our common stock. Based on the data we have reviewed leading up to this Proposal No. 2, it appears that in some cases a reverse stock split improves stock performance while in other cases it does not, and in some cases a reverse stock split improves overall market capitalization while in other cases it does not. There is no assurance that the trading price of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, there is no assurance that a reverse stock split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of factors, such as our operating results and other factors related to our business and general market conditions.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the potential reverse stock split ratios within the range of this Proposal No. 2 based on 22,079,433 shares of our common stock outstanding as of the Record Date, without accounting for fractional shares, which will be rounded up to the nearest whole share:

Proposed Reverse Stock Split	Percentage Reduction	Shares to Be Outstanding

1-for-2	50%	11,039,717

1-for-3	67%	7,359,811

1-for-4	75%	5,519,859

1-for-5	80%	4,415,887

The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Nasdaq Global Market, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

Our stockholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by the selected block factor (i.e. two, three, four or five) and after giving effect to the rounding up of fractional shares to the nearest whole share, as described below). The reverse stock split would not affect any stockholder’s percentage ownership interests in the Company or such stockholder’s proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve an amendment to our certificate of incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our board of directors to implement the reverse stock split at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our certificate of incorporation.

Our Board of Directors unanimously recommends a vote “FOR” approval of an amendment to our certificate of incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our board of directors to implement the reverse stock split at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our certificate of incorporation.

AUDIT COMMITTEE REPORT

Dear Shareholders,

Enclosed is the report of the Audit Committee of the PhotoMedex Board of Directors, which will provide you with useful information regarding the Committee’s work and the issues it considered during the year. The Audit Committee provides direction and assistance to the Board in order to fulfill the Board’s oversight responsibilities regarding financial reporting integrity, assessment of corporate risks and the effectiveness of the Company’s internal controls and related governance and compliance matters.

During 2014, we reviewed and advised the Board and the Company on a number of topics, meeting eight times during the year. In addition to the usual disclosures on the Committee’s performance of its responsibilities during 2014, in this report we also provide an update on the issues we considered to be significant – the Company’s acquisitions during 2014 and its default on its credit arrangements with JP Morgan Chase. And as requested by the Board, we reviewed the Company’s 2014 filings, including its Form 10-K for that year, advising the Board that, taken as a whole, those filings were fair, balanced and understandable, and provide the necessary information for shareholders to assess the Company’s performance and business strategies.

Finally, as Chairman of the Audit Committee, I held monthly calls with the partner at our independent auditors, conducting detailed discussions on cybersecurity and compliance with the internal control and corporate governance requirements of COSO (Committee of Sponsoring Organizations of the Treadway Commission), as well as the transitional services provided to and by the Company in connection with the various transactions entered into by the Company during 2015.

The Audit Committee looks forward to continuing its service to the Company during the upcoming year.

Dr. Trevor S. Harris

Chairman of the Audit Committee

September 14, 2015

MAIN ACTIVITIES

During 2014, the Audit Committee reviewed and discussed the Company’s audited financial statements for 2014 with both management and Grant Thornton Israel, our independent auditors. The Audit Committee also discussed with Grant Thornton Israel the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee received the written disclosures and the letter from Grant Thornton Israel as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with Grant Thornton Israel its independence. Based upon the reports and discussions described above, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board of Directors approved, inclusion of the audited financial statements for the year ended December 31, 2014 in the Company’s 2014 Annual Report on Form 10-K.

COMPOSITION OF THE AUDIT COMMITTEE

The current members of the Audit Committee are:

Dr. Trevor S. Harris;

Dr. Yoav Ben-Dror; and

Mr. Stephen Connelly.

Dr. Harris has served as the Chairman of the Audit Committee since April 1, 2014; Mr. Connelly served as the acting Chairman of the Audit Committee until that time. Dr. Harris is retiring from the Board effective October 29, 2015. The Board of Directors determined in 2014 that each member of the Audit Committee satisfies the independence and other composition requirements of the Securities and Exchange Commission (the “Commission”) and Nasdaq. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable Nasdaq rules.

RESPONSIBILITIES

Our Board of Directors has established an Audit Committee to assist it in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management.

The duties of our Audit Committee include:
•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a Party; and
•	evaluating annually the Audit Committee charter.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Our Board of Directors has adopted a written charter for the Audit Committee that meets the applicable standards of the Commission and Nasdaq.

OTHER ACTIVITIES

In addition to the main activities above, in its meetings, the Committee covers a number of topics. These include both topics that the Committee considers routinely, especially those subjects relating to the Company’s quarterly results, internal control issues, general accounting policies and reporting to relevant oversight authorities, plus specific topics regarding to the overall control protocols of the Company. The Chief Executive Officer, President and Chief Financial Officer, and the Chief Accounting Officer, as well as the Company’s external auditors, are invited to attend each meeting, while other members of management and outside consultants attend as requested.

At every meeting the Committee holds private sessions separately with the external auditor without members of management being present. During the year, the Committee receives reports on financial and control matters from both management and the external auditors. In particular, the Committee has discussed issues regarding accounting policies, practices and procedures and reviewed whistle-blowing reports, audit reviews and reports, and financial reporting analyses. The Committee has assessed the robustness of the provided information and security and risk management measures.

During 2014, the Committee reviewed the Company’s annual and quarterly reports and accounts with both the external auditor and management. The Committee also requested reports and conducted reviews on those matters it deemed appropriate and received from its external auditors updates on future accounting and reporting changes which could impact the Company. As a result of its work, the Committee has advised the Board of its view that the Annual Report, including the financial statements for the year ended December 31, 2014, taken as a whole, is fair, balanced and understandable and provides the information necessary for shareholders to assess the Company’s performance and business strategies. The Committee has also reviewed the reports of management and its external auditors in respect of the going concern basis of accounting.

Internal control

As part of its review process during 2014, the Committee received and discussed periodic reports from management and its external auditors on the Company’s business risks and accounting controls, and continued to monitor the required controls for accounting processes put in place by the Company as required under Section 404 of the Sarbanes-Oxley Act.

SIGNIFICANT ISSUES

The Committee reviewed certain issues that arose during 2014 with management and its external auditors, and considered the following to be significant in relation to the Company’s Consolidated Financial Statements. The Committee was satisfied with how each of these issues was resolved in the context of the Consolidated Financial Statements.

Acquisitions and disposals

The Committee discussed with management proposals for certain acquisitions, bank financing and asset dispositions, and reviewed matters concerning accounting for those items. Among other areas of judgement, the Committee considered the accounting and tax treatment of these transactions and the required provisions and changes to the Company’s financial statements as a result of these transactions.

Default on Credit Arrangements

The Company defaulted on certain credit arrangements during 2014. As a result, the Committee received periodic reports regarding the Company’s efforts to resolve that default and reviewed and discussed the impact on the Company’s financial statements of that default, the subsequent forbearance agreements with the Company’s creditors and the resulting resolution and repayment of those credit facilities.

Taxation

The Committee reviewed management updates and external auditor assessments on certain tax matters, including the impact of the Company’s default on its credit arrangements and the treatment and recognition of certain tax assets.

EXTERNAL AUDITOR

During 2014, the Committee evaluated the effectiveness of the Company’s external auditor, Grant Thornton LLP, reviewing the management team’s internal analysis of that auditor’s performance as well as its own experience with the external auditor. Following due consideration, the Committee has recommended to the Board that the auditor be reappointed for the year ended December 31, 2014. The Committee is under no contractual or other obligations that would restrict its ability to make a recommendation regarding the appointment of an auditor. The Committee reviews the auditor’s performance each year, taking into account the auditor’s handling of the prior year’s work, the opinions of management and the compliance requirements of relevant legislative, regulatory and professional standards.

NON-AUDIT SERVICES

The Committee has engaged the external auditor to supply certain non-audit services to the Company. This engagement occurred after careful review by the Committee regarding the use of its external auditor for these non-audit services so as to safeguard the auditor’s objectivity and independence. The retention of the external auditor for any non-audit services requires such a review and specific approval by the Committee. Certain non-permitted services which the external auditor may not provide include bookkeeping services, management and recruitment services, legal service and advice, and other expert services unrelated to the audit such as investment advice. Use of the external auditor for certain non-audit services, such as tax return preparation, can be more efficient and beneficial to the Company, because of the external auditor’s knowledge and experience and/or reasons of confidentiality regarding certain transactions. Any such permitted non-audit services must not present a conflict of interest to the external auditor. The Committee periodically reviews management reports on the extent of the permitted non-audit services provided by the external auditor. Certain non-audit services, such as tax return preparation and compliance work, can be contracted without further individual prior approval provided the fee value for each contract does not exceed $100,000. Any other non-audit services must be specifically approved by the Committee prior to the retention of the external auditor for that work. In 2014, the external auditor was mainly contracted to provide permitted non-audit services for tax return preparation and compliance.

Proposal No. 3 - Ratification of Fahn Kanne & Co. Grant Thornton Israel

as our Independent Registered Public Accounting Firm.

We first engaged Fahne Kanne & CO. Grant Thornton Israel to serve as our independent registered public accounting firm for the year ended December 31, 2011. The Audit Committee of our Board of Directors has selected Grant Thornton Israel to serve as our independent registered public accounting firm for the year to be ended December 31, 2015 and has set its compensation for that year. As such, Grant Thornton will, among other things, audit our financial statements and opine on our system of internal controls for the fiscal year ending December 31, 2015. Representatives of Grant Thornton Israel are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton Israel as our independent registered public accounting firm, and ratification of the authority of the Audit Committee to set the auditors’ compensation, is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Grant Thornton Israel to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our stockholders.

We present the following information concerning our relationship with Grant Thornton Israel as background to this proposal.

Principal Accountant Fees and Services

We engaged Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) as our independent auditors for 2014 and 2013, effective January 1, 2013.

The following table shows the fees paid or accrued by us for the audit and other services provided by Grant Thornton Israel for 2014 and 2013:

	2014	2013
Audit Fees (1)	$474,500	$327,000
Audit-Related Fees (2)	18,000	18,000
Tax Fees (3)	313,000	126,000
All Other Fees (4)	55,000	116,000
Total	$860,500	$587,000

(1)	Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table, principally related to the 401(K) and due diligence services.

(3)	Consists of all tax related services.

(4)	Consists of all other products and services provided other than the services reported under audit fees, audit related fees and tax fees.

Engagement of the Independent Auditor. The Audit Committee is responsible for approving every engagement of Grant Thornton Israel to perform audit or non-audit services for us before Grant Thornton Israel is engaged to provide those services. Under applicable Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy provides as follows:

•     First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Grant Thornton Israel for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

•     Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.

All fees to our independent accounting firms were approved by the Audit Committee.

Auditor Selection for Fiscal 2015. The Audit Committee has selected Fahn Kanne & Co. Grant Thornton Israel to serve as our independent auditors for the year ending December 31, 2015. The Committee’s selection will be submitted to our stockholders for ratification at our 2015 Annual Meeting of Stockholders.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the selection of Grant Thornton Israel.

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Fahn Kanne & Co. Grant Thornton Israel as our independent registered public accounting firm for the year to be ended December 31, 2015.

Proposal No. 4 - Approval to Adjourn the Annual Meeting

The PhotoMedex board of directors has determined that the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein, is advisable and in the best interests of PhotoMedex and its stockholders and has approved the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein.

Vote Required; Recommendation of the Board of Directors

The annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

The PhotoMedex board of directors recommends a vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals.

PhotoMedex Record Date; Stock Entitled to Vote

    Only stockholders of PhotoMedex common stock as of the close of business on September 11, 2015, the record date, are entitled to receive notice of the annual meeting and to vote at the PhotoMedex annual meeting or any adjournments or postponements thereof. As of the record date there were 22,079,433 shares of PhotoMedex common stock outstanding. Each share of PhotoMedex common stock is entitled to one vote on each matter properly brought before the annual meeting.

The list of all stockholders of record on the record date will be available at the annual meeting and at our executive offices at 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, (215) 619-3600, for the ten (10) days preceding the annual meeting.

Quorum

In order to carry on the business of the annual meeting, PhotoMedex must have a quorum. A quorum for action on any subject matter exists under the Nevada Revised Statutes, which we refer in this proxy statement as the “NRS”, when a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on the matter at issue or all matters to be voted on at such annual meeting, is present.

Votes Required for Approval

Proposal to Elect Directors: If a quorum is present, the election of directors requires the affirmative vote of a plurality of votes of the shares cast at the election.

Proposal to Authorize a Reverse Stock Split: If a quorum is present, the authorization for a reverse stock split requires the affirmative vote of a majority of the issued and outstanding shares of our common stock..

Proposal to Ratify Appointment of Grant Thornton Israel: If a quorum is present, the ratification of the appointment of Grant Thornton Israel requires the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Proposal to Adjourn the PhotoMedex Annual Meeting: If a quorum is present, the annual meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at a duly called meeting.

Voting by PhotoMedex Directors and Executive Officers

On the PhotoMedex record date, directors and executive officers of PhotoMedex and their affiliates owned and were entitled to vote 6,044,843 shares of PhotoMedex common stock (excluding warrants and options), or approximately 27.38% of the total voting power of the shares of PhotoMedex common stock outstanding on that date. PhotoMedex currently expects that its directors and executive officers will vote “FOR” the election of the six (6) director nominees, vote “FOR” an amendment to our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation; vote “FOR” the proposal to ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel for the year to be ended December 31, 2015; and vote “FOR” the proposal to approve the adjournment of the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the proposals mentioned above.

Voting by Holders of Record

If you own shares of PhotoMedex common stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares of PhotoMedex common stock. If you fail to vote, the proxies cannot vote your shares of PhotoMedex common stock at the PhotoMedex annual meeting. If you are an owner of record then you have four voting options:

•	Internet. You can vote over the Internet by accessing the website at www.proxyvote.com and following the instructions on the website. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card.

•	Telephone. If you hold shares directly in your own name and are the holder record, you can vote by telephone by calling the toll-free number 1-800-690-6903 in the United States, Canada or Puerto Rico on a touch-tone phone. You will then be prompted to enter the control number printed on your proxy card and to follow the subsequent instructions. Telephone voting is available 24 hours a day. If, however, you hold the shares through a broker (“street name”) and not in your own name, then follow the specific instructions included in your proxy materials, including the specific phone number to use to vote your shares by phone.

•	Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

•	In Person. You may come to the PhotoMedex annual meeting and cast your vote there. The PhotoMedex board of directors recommends that you vote by proxy even if you plan to attend the

•	PhotoMedex annual meeting. If your shares of PhotoMedex common stock are held in a stock brokerage account or through a bank, broker or other nominee, or, in other words, in street name, and you wish to vote in person at the PhotoMedex annual meeting, you must bring a letter from your bank, broker or nominee identifying you as the beneficial owner of the shares and authorizing you to vote such shares at the PhotoMedex annual meeting.

PhotoMedex requests that PhotoMedex stockholders complete and sign the accompanying proxy and return it to PhotoMedex as soon as possible in the enclosed postage–paid envelope. When the accompanying proxy is returned properly executed, the shares of PhotoMedex stock represented by it will be voted at the PhotoMedex annual meeting in accordance with the instructions contained on the proxy card.

If you are a PhotoMedex stockholder, your broker or other nominee does not have authority to vote on any proposal other than proposal no. 2 to ratify the appointment of Grant Thornton Israel as the Company’s independent registered public accounting firm. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters only if you provide instructions to it on how to vote. You should follow the directions your broker or other nominee provides.

The Internet and telephone proxy procedures are designed to authenticate stockholders identities, to allow stockholders to give their proxy voting instructions and to confirm that these instructions have been properly recorded. Votes directed by the Internet or telephone through such a program must be received twelve o’clock midnight, Eastern Time, on July 30, 2014.

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly complete and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll–free telephone number or by using the Internet as described in the instructions included with your proxy card.

Effects of Abstentions and Failures to Vote

If you are a PhotoMedex stockholder and you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on any of the PhotoMedex stockholder proposals, except for the proposal to ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel to serve as our independent registered public accounting firm, it will have no effect on such proposals. It will be treated as not counting toward a quorum, for it is a “non-vote.”

Voting of Shares Held in Street Name

If your PhotoMedex shares are held for you in a brokerage, bank or other institutional account, you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf (a broker non-vote), except on the proposal to ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel as auditor for 2014. In these cases, broker non-votes are counted for the purpose of determining the presence or absence of a quorum for purposes of the NRS. With respect to the proposal to adjourn the annual meeting for any purpose, including to solicit additional proxies, a broker non-vote will have no effect on such proposal. If you hold shares through a broker or other nominee and wish to vote your shares in person at the annual meeting, you must obtain a legal proxy from your broker or nominee and present it to the inspector of election with your ballot when you vote at the annual meeting.

Revocability of Proxies and Changes to a PhotoMedex Stockholder’s Vote

You may change your vote at any time before your proxy is voted at the PhotoMedex annual meeting of stockholders. You may do this in one of four ways:

•	by sending a notice of revocation to the corporate secretary, dated as of a later date than the date of the proxy and received prior to the annual meeting;

•	by sending a completed proxy card bearing a later date than your original proxy card and mailing it so that it is received prior to the annual meeting;

•	by logging on to the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•	by attending the annual meeting of stockholders and voting in person.

     Your attendance alone will not revoke any proxy.

Written notices of revocation and other communications about revoking PhotoMedex proxies should be addressed to:

PhotoMedex, Inc.

100 Lakeside Drive, Suite 100

Horsham, PA 19044

Attention: Corporate Secretary

If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.

Once voting on a particular matter is completed at the PhotoMedex annual meeting, a PhotoMedex stockholder will not be able to revoke its proxy or change its vote as to that matter.

All shares represented by valid proxies that PhotoMedex receives through this solicitation and that are not revoked will be voted in accordance with the instructions on the proxy card. If a PhotoMedex stockholder makes no specifications on its proxy card as to how it should want its shares voted before signing and returning it, such proxy will be voted in accordance with the Company’s Board of Directors recommendation with respect to each proposal.

Solicitation of Proxies

PhotoMedex will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, PhotoMedex will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of PhotoMedex common stock and secure their voting instructions, if necessary. PhotoMedex will reimburse the record holders for their reasonable expenses in taking those actions.

PhotoMedex has also made arrangements with Broadridge Corporate Issuer Solutions, Inc. to assist in soliciting proxies and in communicating with stockholders and has agreed to pay them a fee of approximately $5,000 plus reasonable expenses for these services. If necessary, PhotoMedex may also use several of its regular employees, who will not be specially compensated, to solicit proxies from PhotoMedex stockholders, either personally or by telephone, the Internet, facsimile or letter.

Stockholders Sharing an Address

PhotoMedex may send a single set of stockholder documents to any household at which two or more stockholders reside. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce costs. Your materials may be householded based on your prior express or implied consent. If your materials have been householded and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information householded, you may write or call PhotoMedex’s Investor Relations department at the following address or phone number: 100 Lakeside Drive, Suite 100, Horsham, PA 19044, (215) 619-3287. Or, you may obtain copies of such materials, including the Notice, the Proxy Statement, the Annual Report on Form 10-K, and the Shareholder Letter at www.proxyvote.com.

Other Matters to Come Before the Meeting

The PhotoMedex board of directors is not aware of any other business to be acted upon at the annual meeting. Pursuant to the NRS and the PhotoMedex bylaws, only the business described in the notice of the annual meeting of the stockholders will be conducted at such meeting.

FUTURE PHOTOMEDEX STOCKHOLDER PROPOSALS

Proposals of our stockholders that are intended to be presented by such stockholders at our next annual meeting of stockholders must be received by us no later than 120 days before September 25, 2016 in order to be considered for inclusion in the proxy statement relating to that meeting. In the event, however, that we change the meeting date for the next annual stockholders meeting by more than 30 days from October 29, 2016 we will notify stockholders and allow a reasonable time for stockholder proposals to be included in the notice of annual meeting. A stockholder proposal will need to comply with the Securities and Exchange Commission (the “Commission”) regulations under Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals of our stockholders submitted outside the processes of Rule 14a-8 must have been received by us no later than August 11, 2016 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2016 annual meeting.

You may write to Michele Pupach, Corporate Counsel, at our principal executive office, 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, to deliver the materials and notices discussed above regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION

PhotoMedex files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including PhotoMedex, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement. You can also inspect reports, proxy statements and other information about PhotoMedex at the offices of NASDAQ, One Liberty Plaza 165 Broadway, New York, NY 10006.

Annex A

CERTIFICATE OF AMENDMENT

OF

RESTATED ARTICLES OF INCORPORATION

OF

PHOTOMEDEX, INC.

PhotoMedex, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the “Corporation”), for the purpose of amending its Articles of Incorporation, as amended through December 11, 2011 (the “Amended Articles”), pursuant to Section 78.385 and 78.390 of the General Corporation Law of the State of Nevada, does hereby certify as follows:

1. The name of the Corporation is PhotoMedex, Inc. The Amended Articles were originally filed with the Secretary of State of the State of Nevada on December 29, 2010; an Amended and Restated Articles of Incorporation was then filed with the Secretary of State of the State of Nevada on December 12, 2011.

2. Article FOURTH of the Corporation’s Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is [           ]1 Million [           ] shares of Common Stock, par value $0.01 per share (the “Common Stock”) and [            ] Million [           ] shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”) which shall be designated as blank check preferred.

3. The Corporation hereby certifies that the amendment set forth above has been duly adopted in accordance with the provisions of Section 78.385 and 78.390 of the General Corporation Law of the State of Nevada.

Effective immediately upon the filing of this Certificate of Amendment with the Office of the Secretary of State of the State of Nevada, every (2, 3, 4 or 5) outstanding shares of Common Stock shall without further action by the Corporation or the holder thereof be combined into and automatically become one (1) share of Common Stock. No fractional shares shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded up to the nearest whole share.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the           day of           , 201X.

PHOTOMEDEX, INC.

By:

Name:               Dennis M. McGrath

Title:                  President and Chief Executive Officer

1           Upon approval of Proposal No. 2 (Reverse Stock Split), the number of authorized shares of our common stock shall be determined on a post-reverse stock split basis divided by the exchange ratio selected by our Board of Directors within the range approved by our stockholders.

2           Number of shares will be based on the exchange ratio selected by our Board of Directors within the range approved by our stockholders.

PHOTOMEDEX, INC.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time October 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O BROADRIDGE 1717 ARCH STREET, SUITE 1300 PHILADELPHIA, PA 19103

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Voting: P.O. Box 1342 Brentwood, NY 11717

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time October 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, P.O. Box 1342, Brentwood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHOTOMEDEX, INC.

The Board of Directors recommends that you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees:

01	Lewis C. Pell	02	Dr. Yoav Ben-Dror	03	Dr. Dolev Rafaeli	04	Dennis M. McGrath
05	Stephen P. Connelly	06	Dr. Dan Amiran

The Board of Directors recommends you vote FOR the following proposal:

2.	To amend our Certificate of Incorporation to effect a reverse stock split of the shares of our common stock at an exchange ratio of not less than 1-for-2 and not more than 1-for-5 and to authorize our Board of Directors, in its discretion, to implement such reverse stock split at an exchange ratio within this range and to do so at any time prior to our 2016 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation	For	Against	Abstain

3.	To ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

4.	To adjourn the annual meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposals described herein	For ☐	Against ☐	Abstain ☐

NOTE: To transact such other business as may come before the Meeting and any adjournments thereto.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owner)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K, Shareholder Letter is/are available at www.proxyvote.com.

PHOTOMEDEX, INC.

Annual Meeting of Stockholders

October 29, 2015 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder appoints Dolev Rafaeli as proxy with full power of substitution, to vote the shares of voting securities of PhotoMedex, Inc., a Nevada Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036-8299, on October 29, 2015, at 9:00 a.m., local time, and any adjournment thereof upon matters properly coming before the Meeting, as set forth in the Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxy is instructed to vote as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXY DEEMS ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

Continued and to be signed on reverse side